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                                INSTRUCTION FORM

           FOR SHARES HELD BY BANK ONE TRUST COMPANY, N.A., AS TRUSTEE,
                             IN THE FOLLOWING PLAN:

                      DPL INC. EMPLOYEE STOCK OWNERSHIP PLAN

         THIS FORM IS TO BE RETURNED TO BANK ONE TRUST COMPANY, N.A.
                   AN ENVELOPE TO RETURN THIS FORM IS ENCLOSED.

      The undersigned acknowledge(s) receipt of the letter regarding tendering shares held in the DPL Inc., Employee Stock Ownership Pland and the enclosed Offer to Purchase dated February 4, 2000 in connection with the offer by DPL Inc., an Ohio corporation, to purchase its common shares, par value $.01 per share. DPL is offering to purchase up to 25 million shares at a price not in excess of $23.00 nor less than $20.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares. DPL's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include preferred share purchase rights issued pursuant to a Shareholder Rights Agreement dated as of December 3, 1991 between DPL and The First National Bank of Boston as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred share purchase rights.

      DPL will determine a single per share price that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering shareholders. DPL will pay the same price for all shares purchased in the offer. DPL will select the lowest purchase price that will allow it to buy 25 million shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the offer and the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase. Shares tendered at prices in excess of the purchase price that is determined by DPL and shares not purchased because of proration or conditional tenders will be returned.

                            TENDER INSTRUCTIONS

      This will instruct you to tender shares held in my ESOP Plan account indicated below, upon the terms and subject to the conditions of the Offer. If no perecentage is indicated below, there will be no tender of the shares held in my account.

      IF WE HAVE NOT RECEIVED YOUR INSTRUCTIONS AT LEAST FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE OFFER, WE WILL NOT TENDER ANY SHARES HELD IN YOUR ESOP ACCOUNT. YOUR INSTRUCTION FORM MUST BE RECEIVED AT BOX 9142, HINGHAM, MA 02043 BY 12:00 MIDNIGHT, ON FEBRUARY 25, 2000, NEW YORK CITY TIME, UNLESS THE OFFER IS EXTENDED.

           Please fold and detach card at perforation before mailing


IF YOU ARE A PARTICIPANT IN THE DPL ESOP PLAN, THE NUMBER OF SHARES BELOW INCLUDES SHARES HELD BY YOU IN THE PLAN, IF ANY, AT FEBRUARY 2, 2000, ADDITIONAL SHARES MAY HAVE BEEN CREDITED AFTER THIS DATE. IN ORDER TO TENDER ALL OR PART OF THE SHARES YOU HOLD IN THE DPL ESOP PLAN, YOU MUST CHECK ONE OF THE BOXES ON THE REVERSE.

                      EMPLOYEE STOCK OWNERSHIP PLAN SHARES

    The undersigned acknowledges that the proceeds of the sale for the "Employee Stock Ownership Plan Shares" set forth below will be reinvested by Bank One Trust Company, N.A., IN DPL Inc. common shares at the prevailing market price at the time of reinvestment, which may be higher or lower than the purchase price paid by DPL for shares in the offer.

     The number of shares held in your ESOP account as of Wednesday, February 2, 2000 is shown to the right of your address.

     The final number of shares, and, accordingly, the number of shares which will be tendered in connection with the percentage figure you dicated on the reverce side will be based on the total number of shares held in your account as five business days before 12:00 midnight, New York City time on March 3, 2000, unless the offer is extended. Any shares you may acquire in your ESOP account after that final calculation will not be tendered.

      The method of delivery of this document is at the option and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. in all cases, sufficient time should be allowed to assure delivery.


LABEL BELOW FOR MIS USE ONLY!                    _____________________________
T. ROWE PRICE TENDER OFFER                                 Signature(s):
FOR DPLE (DPLEFTO)                               _____________________________
ORIGINAL FRONT 1-UP (SP)                                   Print Name(s):
LINDA/SCOTT                                      _____________________________
REVISION #1 2-4-00 SP                            Area Code and Telephone Number
REVISION #2 2-9-00 MH                            _____________________________
REVISION #3 2-9-00 MH                             Taxpayer Identification or
REVISION #4 2/9/00 SP                                 Social Security No:
                                                 Date: __________________, 2000


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LABEL BELOW FOR MIS USE ONLY!        MIS EDITS: # OF CHANGES__/__PRF 1__PRF 2__
T. ROWE PRICE TENDER OFFER
FOR DPLS (DPLSFTO)                   OK TO PRINT AS IS"___"By signing this form
ORIGINAL BACK 1-UP SP                you are authorizing MIS to print this form
LINDA/SCOTT                          in its current state.
REVISION #1 2-4-00 SP                _________________________________________
REVISION #2 2-9-00 SP                SIGNATURE OF PERSON AUTHORIZING      DATE
REVISION #3 2/8/00 MH                           PRINTING
REVISION #4 2/9/00 MH
REVISION #5 2/9/00 SP

           Please fold and detach card at perforation before mailing

      By writing in a percentage to the left of a dollar amount below, INSTEAD OF CHECKING THE BOX UNDER "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER," the undersigned hereby directs Bank One Trust Company, N.A. to tender that percentage of ESOP shares at the price marked. I understand that this action could result in none of the shares being purchased if the purchase price determined by DPL for the shares is less than the price marked below.

                    EMPLOYEE STOCK OWNERSHIP PLAN SHARES
             SHARES TENDERED AT PRICE DETERMINED BY PARTICIPANT

      / / PLEASE TENDER SHARES CREDITED TO MY INDIVIDUAL ACCOUNT UNDER THE
          PLAN IN THE PERCENTAGE INDICATED BELOW FOR EACH OF THE PRICES PROVIDED. (THE TOTAL OF THE PERCENTAGES MAY NOT EXCEED 100%, BUT IT MAY BE LESS THAN OR EQUAL TO 100%). A BLANK SPACE BEFORE A GIVEN PRICE WILL BE TAKEN TO MEAN THAT NO SHARES CREDITED TO MY ACCOUNT ARE TO BE TENDERED AT THAT PRICE. FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED THIS BOX.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED


___ % at $20.000          ___ % at $20.875          ___ % at $21.625          ___ % at $22.375
___ % at $20.125          ___ % at $21.000          ___ % at $21.750          ___ % at $22.500
___ % at $20.250          ___ % at $21.125          ___ % at $21.875          ___ % at $22.625
___ % at $20.375          ___ % at $21.250          ___ % at $22.000          ___ % at $22.750
___ % at $20.500          ___ % at $21.375          ___ % at $22.125          ___ % at $22.875
___ % at $20.625          ___ % at $21.500          ___ % at $22.250          ___ % at $23.000
___ % at $20.750


             SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

      / / The undersigned wants to maximize the chance of having DPL Inc.
          purchase ___% of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking THIS BOX INSTEAD OF THE PRICE BOXES ABOVE, the undersigned hereby tenders shares and is to accept the purchase price determined by DPL in accordance with the terms of the offer. This action could result in receiving a price per share as low as $20.00.